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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) October 27, 2005

                                MASCO CORPORATION
               (Exact name of Registrant as Specified in Charter)

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
          DELAWARE                        1-5794                  38-1794485
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)
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
  21001 VAN BORN ROAD, TAYLOR, MICHIGAN                                  48180
(Address of Principal Executive Offices)                              (Zip Code)
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                                 (313) 274-7400
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On October 27, 2005, the Board of Directors approved the amendment of the Masco Corporation 1997 Non-Employee Directors Stock Incentive Plan (the "1997 Plan") and existing options to non-employee directors under the 1997 Plan and the Masco Corporation 1991 Long Term Stock Incentive Plan (the "1991 Plan") to provide that upon termination of service as a director (other than as a result of death, disability or retirement due to age), all then exercisable options will remain exercisable beyond the three-month period currently provided until the later of (i) the 15th day of the third month following the date at which the option would otherwise have terminated in connection with the termination of service, or (ii) December 31 of the calendar year in which the option would otherwise have terminated in connection with the termination of service. Future options granted to non-employee directors will provide that upon termination of service as a director (other than as a result of death, disability or retirement due to age), all then exercisable options will remain exercisable until the earlier of the expiration of the original option term or one year after death. Upon termination of service as a director by reason of disability, all options will become and remain exercisable until the earlier of the expiration of the original option term or one year after death. Provisions in the 1997 Plan currently provide that upon termination of a director's service
(i) as a result of death, options become and remain exercisable for a one-year period after death, and (ii) as a result of retirement due to age, options continue to become exercisable and remain exercisable until the earlier of the expiration of the original option term or one year after death. These provisions remain unchanged by the amendments. The 1997 Plan and options to non-employee directors under the 1997 Plan and the 1991 Plan will also be amended to remove the Company's right to require the repayment of the after-tax value of any installment of an option that became exercisable and was exercised within the two-year period preceding a director's termination of service.

     Outstanding awards to all participants under the 1991 Plan will be amended to conform certain provisions to those in the Masco Corporation 2005 Long Term Stock Incentive Plan (the "2005 Plan"). Specifically, conforming amendments will be made to provisions in outstanding options relating to voluntary termination of employment and termination of employment by reason of disability. The definition of "Change in Control" in the 1991 Plan, the 1997 Plan and all outstanding awards of options and restricted stock under such plans will also be amended to conform to the 2005 Plan.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Attached and incorporated herein by reference as Exhibit 99 is a copy of a press release dated November 1, 2005 reporting Masco Corporation's financial results for the third quarter of 2005 and certain other information and a supplemental information package prepared for use in connection with the financial results for the third quarter. On November 1, 2005, Masco Corporation will hold an investor conference and web cast to discuss financial results for the third quarter of 2005.

     This information, including the Exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.


ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On October 28, 2005, the Company filed a Certificate of Elimination of Series B Participation Preferred Stock with the Secretary of State of Delaware pursuant to which all references to such Series B Participating Preferred Stock were removed from the Restated Certificate of Incorporation of the Company. A copy of the Certificate of Elimination of Series B Participating Preferred Stock is attached to this report as Exhibit 3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

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
3    Certificate of Elimination of Series B Participating Preferred Stock.

99 Press Release of Masco Corporation dated November 1, 2005, reporting Masco Corporation's financial results for the third quarter of 2005 and certain other information and supplemental information prepared for use in connection with the financial results for the third quarter.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MASCO CORPORATION


                                        By: /s/ Timothy Wadhams
                                            ------------------------------------
                                        Name: Timothy Wadhams
                                        Title: Senior Vice President and
                                               Chief Financial Officer

November 1, 2005
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                                  EXHIBIT INDEX

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
3    Certificate of Elimination of Series B Participating Preferred Stock.

99 Press Release of Masco Corporation dated November 1, 2005, reporting Masco Corporation's financial results for the third quarter of 2005 and certain other information and supplemental information prepared for use in connection with the financial results for the third quarter.
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